                                                           EXHIBIT NO. EX-99.o.2

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

                                POWER OF ATTORNEY


         The undersigned director of DIMENSIONAL EMERGING MARKETS FUND INC. (the "Fund") hereby appoints DAVID G. BOOTH, REX A. SINQUEFIELD, MICHAEL T. SCARDINA, CATHERINE L. NEWELL and VALERIE A. BROWN (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute, and to file any of the documents referred to below relating to the Fund's Registration Statement, including any and all amendments thereto, covering the registration of the Fund as an investment company, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. The undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         The undersigned director hereby executes this Power of Attorney as of this 24th day of January, 2001.

/s/ ABBIE JEAN SMITH
-----------------------------
Abbie Jean Smith, Director